AMENDMENT NO. 1

TO

AGREEMENT AND PLAN OF MERGER

This Amendment No. 1 to the Agreement And Plan Of Merger (“Amendment”), dated January 23, 2018, is by and between Marathon Patent Group Inc., a Nevada corporation with an address 11100 Santa Monica Blvd., Ste. 380, Los Angeles, California 90025(the “Company”), Global Bit Acquisition Corp. (“GBAC”) and Global Bit Ventures, Inc., a Nevada Corporation (“GBV”).

WHEREAS, the parties entered into an Agreement and Plan of Merger on November 1, 2017 (the “Merger Agreement”); and

WHEREAS, the parties wish to amend the Merger Agreement as set forth below, with the understanding that all other provisions of the Merger Agreement shall remain unchanged;

NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, the parties hereto agree as follows:

1. Section 2.04 (b) of the Merger Agreement shall be amended in its entirety to read as follows:

Conversion of Company Shares. Each Company Share that is issued and outstanding at the Effective Time, set forth on Schedule A, shall automatically be cancelled and extinguished and converted, without any action on the part of the holder thereof, into the right to receive Acquisition Shares. The total number of Parent Common Shares on a fully diluted basis that the Company Shareholders shall receive which constitutes the Acquisition Shares, including upon conversion of the Parent’s Series C Preferred Stock is 126,674,557 which includes the Parent’s Common Shares underlying the Parent’s Series C Preferred Stock that the Company Shareholders who would own more than 2.49% of the Parent Common Shares have the right to receive in lieu of Parent Common Shares. All such Company Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Acquisition Shares paid in consideration therefor upon the surrender of such certificate in accordance with this Agreement.

2. Section 2.04 shall also be amended to eliminate the last sentence of Section 2.04 of the MERGER Agreement which read:

Immediately after the conversion of the Company Shares, the Company Preferred Shares and the conversion of the Company Debt, the Company Shareholders will own 81.0% of the Parent’s capital stock on a fully diluted basis at the time of Closing, subject to Section 5 below.

3. Section 6.01 is hereby amended to add 6.01 (1) which shall read:

6.02(I) The Company Shareholders shall have entered into lock up agreements in form and substance satisfactory to Parent.

4. All references to Parent’s Series E Preferred Stock shall mean Series E-1 Preferred Stock, par value $0.0001 per share.

5. Notwithstanding any language to the contrary in Section 6.02, the sale by Parent of up to 2,354,546 shares pursuant to its shelf registration statement on Form S-3 has been agreed to and does not result in any adjustment to the Acquisition Shares being issued to the Company Shareholders.

6. Section 7.01 shall be amended to provide that the February 28, 2018 date is extended to March 15, 2018 and shall be subject to consecutive 14 day extensions with written mutual consent, not to be extended past April 30, 2018, subject to a mutual agreement to further extension.

7. Section 8.01 is hereby amended to state that a copy of the notice to Parent shall be sent to Sichenzia Ross Ference Kesner LLP, with the rest of information staying the same. Notices to Global Bit Ventures, Inc. shall be sent to:

Global Bit Ventures, Inc.

2 Burlington Woods Dr., Ste. 100

Burlington, MA 01803

Attn: Charles Allen

8. The terms and conditions of all other sections of the Merger Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have executed this agreement as of January 23, 2018.

[Signature Page Follows]

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]

MARATHON PATENT GROUP, INC.

By:
Name:	Merrick D. Okamoto
Title:	Interim Chief Executive Officer

GLOBAL BIT ACQUISITION CORP.

By:
Name:	Merrick D. Okamoto
Title:	Chief Executive Officer

GLOBAL BIT VENTURES, INC.

By:
Name:	Charles W. Allen
Title:	Chief Executive Officer